UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2015

VRINGO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 12th Floor, New York, New York 10017

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 309-7549

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 22, 2015, the District Court of Düsseldorf (the “Court”) issued its decision, relating to two patents, in the patent infringement lawsuits brought by Vringo's wholly-owned subsidiary, Vringo Germany GmbH (collectively, “Vringo”), against ZTE Corporation, its German subsidiary, ZTE Deutschland GmbH (collectively, “ZTE”), ASUSTek, Inc. and its German subsidiary, ASUS GmbH (collectively, “ASUS”).

The Court found that ZTE and ASUS do not infringe the German part of Vringo’s European Patent 0,748,136 (the “‘136 Patent”), which is directed to devices, including those with hotspot functionality, that provide data services between two different wireless/cellular networks and that ZTE and ASUS do not infringe the German part of Vringo’s European Patent 0,710,941 (the “‘941 Patent”), which is directed to navigation systems that provide traffic information.

Vringo will explore all possible remedies including appeal.

Pursuant to German law, the question of validity of patents is dealt with in separate proceedings and before different courts. Accordingly, the District Court did not rule on the validity of the ‘136 and ‘941 Patents. Corresponding nullity actions filed by ZTE and ASUS against the ‘136 and ‘941 Patents are currently pending with the German Federal Patents Court. Hearing dates for those actions have not yet been set.

These rulings do not affect any litigation on other patent families owned by Vringo.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VRINGO, INC.

Dated: January 23, 2015	By:	/s/ Andrew D. Perlman
		Name:	Andrew D. Perlman
		Title:	Chief Executive Officer